BINDING LETTER OF INTENT

                           Dated as of June 19, 2006,

                        Among GATEWAY DISTRIBUTORS, LTD.

                                       And

                         MARSHALL DISTRIBUTING, LLC AND
                         EMS BUSINESS DEVELOPMENT, INC,

                            BINDING LETTER OF INTENT
                            ------------------------

     THIS Binding Letter of Intent ("Agreement"), dated as of June 19, 2006 is by and among GATEWAY DISTRIBUTORS, LTD., a Nevada corporation (the "Purchaser),
                                                                     ---------
and MARSHALL DISTRIBUTING, LLC, 3085 Directors Row, Salt Lake City, UT 84104, a Utah Limited Liability Company and EMS BUSINESS DEVELOPMENT, INC., a California Corporation (collectively the "Company"V
                                  -------

                                    RECITALS
                                    --------

     A. The parties hereto wish to provide for the terms and conditions upon which the Purchaser will aquire substantially all of the assets and assume all receivables and payables.

     C, The parties hereto wish to make certain representations, warranties, covenants and agreements In connection with The purchase of assets and assumption of liabilities and also to prescribe various conditions to such transaction.

                                    AGREEMENT

     Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------

                               PURCHASE AND SALE
                               -----------------

1.1  Assets  To  Be  Purchased.  Upon  satisfaction  of  all  conditions  to the
     -------------------------
obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Company shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Company, at the Closing (as hereinafter defined), all of the Company's right, title and interest in and to the assets, properties, goodwill and rights of Marshall Distributing, LLC, as a going concern, of every nature, kind and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of the Company as well as the specific assets of EMS Business Development, Inc. to be listed on Exhibit "A" to be attached to the Final Purchase Agreement (as defined in Section 5.1 below) (hereinafter sometimes collectively called the "Assets"), including without
                                                     ------
limitation all items reflected on the Company's latest balance sheet (the "Latest Balance Sheet") a copy of which is to be attached to the Final Purchase Agreement as Exhibit "B", with only such dispositions of such items reflected on the Latest Balance Sheet as shall have occurred in the ordinary course of the Company's business between the date thereof and the Closing and which are permitted by the terms hereof. Except as otherwise provided in this Agreement, the Assets shall be conveyed free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim, easement, restriction or charge of any kind or nature (whether or not of record). The Assets shall also include the real property and improvements commonly known as 3085 West 1100

South, Salt Lake City. Utah APN: 15-09-301-005-0000 (the "Real Property"). The Real Property is currently owned by Terry Nielsen and leased to the Company. At Closing, title to the Real Property shall be conveyed to and shall vest in the Purchaser (or Purchaser's nominee). Purchaser shall execute an all inclusive Installment note (the "Note") in the principal sum of $770,000 payable to Terry Nielsen. The Note shall be secured by an all inclusive deed of trust on the Property (the "Deed of Trust") which shall be inclusive of and Junior to the existing note and deed of trust executed by Terry Nielsen and secured by the Real Property. The Note shall accrue interest at the same rate as the underlying note; interest only payable monthly commencing one month following the Closing. The principal and any unpaid interest shall be all due and payable as part of the Purchase Price as provided in Section 1.3.2(a) below. The lease between the Company and Terry Nielsen will be terminated at the Closing,

1.2     Assumptions  of  Liabilities.    Upon  satisfaction  of  all  Closing
        ----------------------------
conditions of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Purchaser, pursuant to a liabilities undertaking in the form to be attached to the Final Purchase Agreement as Exhibit "C" ("Liabilities Undertaking"), shall assume liabilities
                             -----------------------
and obligations of the Company listed on Exhibit "C-1" attached thereto but excluding those listed on Exhibit "C-2" attached thereto.

1.3     Purchase  Price.     The  purchase  price that the  Purchaser shall  pay
        ---------------
for  the  Company's  Assets  shall  be  $6,000,000  (the  "Purchase  Price"),

     1.3.1     Payment  of  Debts.     A  portion  of  the  Purchase  Price
               ------------------
(approximately  $3,786,062)  will  be  used  to  pay  the  balance  owing on the
following  obligations  to  Kathleen   Janssen   and/or  Dean   Janssen   (the
"Janssens").- ($1,025,000 Bank of Stockton #1, $437,450 Bank of Stockton #2, $748,612 Farmers & Merchants #1, $75,000 Wells Fargo, $225,000 Kathy Janssen Personal Note #1, $525,000 Janssen Personal Note #2, $750,000 Farmers & Merchants #2 to be drawn upon through transition) (hereafter collectively the "Janssen Debts"). A portion of the Purchase Price (approximately $770,000) Will be paid to Terry Nielsen for the Real Property as provided In Section 1.1 above

     Notwithstanding the provisions of Section 1.2 and/or Exhibit "C" it is understood and agreed that the Janssens' Debt will continue to be serviced by Purchaser throughout the Holding Period. Any accrued and unpaid interest at the end of the Holding Period will be added to the Purchase Price and disbursed and paid from the escrow account as a component of the Purchase Price.

     1.3.2     Security  Escrow Account and Payment.     The Purchase Price will
               ------------------------------------
be fully secured by: (a) the Assets (together with the assets of Purchasers or its affiliated company Which acquire Assets and/or succeed to the business operations of Marshall Distributing, LLC ; and (b) 12 million shares of Cal-Bay International, Inc. preferred B stock (the "CBAY Shares") owned by Purchaser. Purchaser will deposit Into an escrow account (to be agreed upon by the parties) the 12 million CBAY shares which shall be restricted for one year and which shall be retained in escrow as part of the security for the full and timely
payment  of  the  Purchase  Price.   At  the  Closing  Purchase  shall
provide the escrow holder with irrevocable instructions to pay the Purchase Price in full on or before the fourteenth (14th) month after the Closing (the "Holding Period"). At the end of the Holding Period the CBAY Shares shall (to the extent necessary) be sold by the escrow holder and the proceeds disbursed as follows:

          a, First, to the Company (for the benefit of the Janssens and Terry Nielsen) in the following amounts: (i) the unpaid balance of the Janssen Debts to the Janssens; and (II) unpaid balance on the Note and Deed of Trust (approximately $770,000) in favor of Terry Nielsen.

          b.     Second,  One  Million  Dollars  to  the  Janssens.

          c. Third, the remainder of the Purchase Price will be disbursed to the

Company.

     1.3.3  Assurances.  Subject  to  payment of the Purchase Price, the Company
            ----------
shall, immediately after payment of the Purchase Price satisfy the outstanding Janssen Debt and the balance owing on the existing underlying note and deed of trust encumbering the Real Property

1.4     Closing.  A  closing  (the "Closing") will be held on or before June 30,
        -------                     -------
2006  ("Closing gate"),  provided,  however,  that  if any of the conditions not
        ------------
satisfied or waived by such date, then the party to this Agreement which Is unable to satisfy such condition or conditions, despite the best efforts of such party, shall be entitled to postpone the Closing by notice to the other parties until such condition or conditions shall have been satisfied (which such notifying party will seek to cause to happen at the earliest practicable date) or waived, but in no event shall the Closing occur later than the "Termination
                                                                     -----------
Date"  which,  shall  be  July  30,  2006.     The  Closing shall be held at the
----
Company's  office  unless  the  parties  otherwise  agree.

1.5     Purchaser's  Default.    If  within  fourteen  (14) months following the
        --------------------
Closing, the Purchase Price has not been paid in full the Company shall have the right, in its sole and absolute discretion to terminate the Final Purchase Agreement by providing Purchaser and the escrow holder of its election to terminate. In the event the Company elects to terminate the Final Purchase Agreement as provided in this Section 1.5: (a) the Final Purchase Agreement will terminate; (b) escrow holder shall liquidate sufficient CBAY Shares held in the escrow account and shall pay to the Company (on behalf of Purchaser) the sum of $200,000.00 in consideration for the Company having entered into the Final Purchase Agreement and having removed the business from the market place; (c) all Assets as well as any assets of the Purchaser or affiliated company that acquires the Assets or succeeds to the Business Operations of the Company (as defined below) shall thereupon be deemed assigned to the Company, and (d) possession and title to the Real Property shall be reconveyed to Terry Nielsen. Title shall be free and clear of all matters of record, save and except those matters of record at the Closing. If termination occurs pursuant to this
Section 1.5, the parties will cooperate to return the Assets, Real Property and the then current Business Operations to The Company. Purchaser will be responsible for ad business expenses and will be entitled to collect, all revenues attributable to the Business Operations for the time period from the Closing to the date of termination. The Company will pay all business expenses and retain all revenues attributable to the Business Operations for the time period after the termination date. The parties will reconcile their respective expenses and revenues within ninety (90) days after the termination date.

               ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF COMPANY
               ---------------------------------------------------

     The Company hereby represents and warrants to the Purchaser as of the date hereof as follows;

2.1     Corporate  Organization.  Marshall  Distributing,  LLC,  is  a  limited
        -----------------------
liability company duly organized, validly existing and in good standing under the laws of the state of Utah, has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets. EMS Business Development, Inc., is a California corporation, validly existing and in good standing under the laws of the State of California and is qualified and licensed to do business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign limited liability company in good standing In every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on the Company. The Company has heretofore delivered to the Purchaser complete and correct copies of its articles or certificate of organization and bylaws, as presently in effect. The Company has no subsidiaries.

2.2     Machinery.  Equipment. Vehicles and  Personal  Property.     Exhibit "B"
        -------------------------------------------------------
to be attached to the Final Purchase Agreement lists all machinery, equipment, vehicles, furniture, fixtures and other personal property owned or leased by the Company (the "Inventory").
                ---------

2.3     Receivables  and  Payables.
        --------------------------

     (a) Receivables and Payables will be accepted by the Purchaser based on the Latest Balance Sheet to be attached to the Final Purchase Agreement as Exhibit "B" and initialed by both parties.

2.4     Intellectual  Property  Rights.   The  Company  owns  the industrial and
        ------------------------------
intellectual property rights, including without limitation the patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, computer programs and other computer software, Inventions, know-how, trade secrets, technology, proprietary processes and formulae (collectively, "Intellectual Property
                                                        ----------------------
Rights"), if any described on Exhibit "B" to be attached to the Final Purchase Agreement.

2.5     Litigation.   To  the  knowledge  of  the  Company,  there  is no legal,
        ----------
administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind (including without limitation a proceeding, suit, claim or action, or an investigation, review or audit, involving any environmental Law or matter), judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or threatened or contemplated by or against or involving the Company, its assets, properties or businesses or its members, officers, agents or employees (but only in their capacity as such), whether at law or In equity, before or by any person or entity or authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

2.6     Tax  Matters.
        ------------

     ,(a)  Tax  Returns.  The  Company  has  duly  and  timely filed all tax and
           ------------
     Information reports, returns and related documents required to be filed by it with respect to the income-type, sales/use-type and employment-related taxes of the United States and the states and other jurisdictions,

     (b)     Cooperation  on  Tax Matters.    The Purchaser, the Company and the
             ----------------------------
     members shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation on any material provided hereunder.

     (c)     No  Pending   Claims.     There  are  no  pending   or,  to  the
             ---------------------
     Company's knowledge, threatened audits, investigations, claims, suits, grievances or other proceedings, and there are no facts that could give rise thereto, involving, directly or indirectly, any Pension Plan, Welfare Plan, or Compensation Ian, or any rights or benefits hereunder, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries.

              ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER
              -----------------------------------------------------

     The Purchaser, jointly and severally, represents and warrants to the Company as of the date hereof as follows:

3,1.  Corporate  Organization.  The  Purchaser  is a corporation duly organized,
      -----------------------
validly existing and in good standing under the laws of the State of Nevada. The Purchaser is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate, except for those jurisdictions where the failure to be so qualified has not and could not reasonably be expected to have a material adverse effect on the ability of the Purchaser to fulfill its obligations under this Agreement.

3.2.  Authorization.  The  Purchaser  has  full corporate power and authority to
      -------------
enter into this Agreement and to carry out the transactions contemplated herein and therein. The Boards of Directors of the Purchaser have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of the Purchaser enforceable against it in accordance with Its terms.

3.3     CBAY  Shares.   Purchaser is the sole owner of the CBAY Shares, free and
        ------------
clear of any. liens or encumbrances, save and except the restrictions imposed on all preferred B shares issued by CBAY.

3.4     Solvency.   Purchaser  and  any  entity  or person that owns or controls
        --------
Purchaser are not bankrupt or insolvent under any applicable Federal state standard, have not filed for protection or relief under any applicable bankruptcy or creditor protection statute and have not been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute.

3.5     Material  Facts.   Neither  this  Agreement,  nor  any  of  the Exhibits
        ---------------
hereto, nor any document, certificate, or statement referred to herein or furnished to th Company by Purchaser In connection with the transaction contemplated herein (whether delivered prior to, simultaneously with, or subsequent to the execution of this Agreement) contains any untrue statement of material fact, or omits to state a material fact in any way concerning the Purchaser or the transaction contemplated hereby,

3.6     Operations  During  Holding Period.  Purchaser covenants and agrees that
        ----------------------------------
during the period from the Closing and continuing through the end of the Holding
Period:

     a. Purchaser (or an affiliate of Purchaser) shall continue to manage and operate the Company's business operations (the "Business Operations") in accordance with Company's current practices. Purchaser shall make no change in Company's current management, practices and policies regarding the Business Operations unless It receives the Company's prior written consent thereto.

     b. Purchaser shall pay its employees all wages, salaries and benefits of any kind, including without limitation, vacation accruing to such employees in a timely manner and the Company shall have no duty or obligation to pay any salary, benefits, or other compensation to Purchaser's employees for the time period following the Closing.

     c. Purchaser shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Assets, the assets acquired as a result of the Business Operations following the Closing or any interest therein except: (i) for inventory in the ordinary course of the Business Operations: or (if) if the Company consents thereto in writing,

     d. Purchaser shall not terminate, modify, extend, amend or assign any lease or contract or enter into any new lease or contract without the prior written consent of the Company except that the consent of Company shall not be necessary for new contracts which are entered into in the ordinary course of business.

     e.     Purchaser  shall  maintain  in  full  force  and  effect,  the  same
insurance  coverages   currently   maintained   by   Company   in   conjunction
with   its   business  operations.

     f. Upon prior notice and at reasonable times Company shall have access to the Real Property and the Assets to inspect same to assure that Purchaser is complying with the requirements of this Agreement. A monthly review of the Assets, Real Property and Business Operations by the Company is contemplated and is here by agreed to be reasonable.

3.7     Purchaser's Default.     Purchaser acknowledges that each of Purchaser's
        -------------------
covenants set forth in Section 3.6 are material to the Company entering into this Agreement as well as the Final Purchase Agreement. Purchaser and the Company expressly agree that the Company shall have the absolute right to terminate this Agreement and/or the Final Purchase Agreement at any time should the Company, in the Company's sole and absolute discretion, determine that the Purchaser or its affiliated company conducting the Business Operations is in default of has breached any of the covenants set forth in Section 3.6 above. In the event the Company elects to terminate the Final Purchase Agreement as provided in this Section 3.7: (a) the Final Purchase Agreement will terminate;
(b) escrow holder shall liquidate sufficient CBAY Shares held in the escrow account and shall pay to the Company (on behalf of Purchaser) the sum of $200,000,00 in consideration for the Company having entered into the Final Purchase Agreement and having removed the business from the market place; (c) all Assets as well as any assets of the Purchaser or affiliated company that acquires the Assets or succeeds to the Business Operations of the Company shall thereupon be deemed assigned to the Company; and (d) possession and title to the Real Property shall be reconveyed to Terry Nielsen. Title shall be free and clear of all matters of record, save and except those matters of record at the Closing. If termination occurs pursuant to this Section 3.7. the parties will cooperate to return the Assets, Real Property and the then current Business Operations to the Company.


4.1  Confidentiality. Each of the parties hereto agrees that it will not use, or
     ---------------
permit the use of, any of the information relating to any other party hereto furnished to ft in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or
  -----------
otherwise  than  in  connection  with  the  transaction  and  that they will not disclose, divulge, provide or make accessible, or permit the Disclosure of (collectively, "Disclose" or "Disclosure" as the case may be),
                 --------        ----------
any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, In the opinion of such party's regular counsel,  by  other  requirements  of  Law; provided, however, that prior to any
                                            --------  -------
Disclosure of any Information permitted hereunder, the disclosing party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "Information" as used
                                                            -----------
herein shall not include any information relating to a party which the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party;
(iii) to have been available to the public at the time of its receipt by the disclosing party; (iv)to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party -without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from who originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if ft exercises the same care as it takes with respect to its own similar information. The Confidentiality section of this agreement shall be in force throughout the duration of the pre-closing term and shall be in effect until closing.

4.2  Public  Announcements.  None  of  the  parties hereto shall make any public
     ---------------------
announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, however, that any of the parties
                                      --------  -------
hereto may at any time make any announcements which are deemed by its counsel to be required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement

                   ARTICLE 5 TERMINATION OF LETTER OF INTENT
                -----------------------------------------------

5.1  Termination,  This  Letter  of  intent  contains  the  essential  terms and
     -----------
conditions of the proposed purchase and sale between the Company and Purchaser but is not intended to be representative of all the terms and conditions that will be included in the final purchase agreement.

     If a copy of this letter executed by both the Company and the Purchaser is not received by the Company on or before June 23, 2006, the foregoing proposal and this agreement shall terminate and be of no further force or effect. If this Letter of Intent is executed by the Company and Purchaser on or before June 23, 2006, the Purchaser shall proceed with an initial draft of the proposed final purchase agreement (the "Final

Purchase Agreement") which shall be presented to the Company within ten (10) days from the last signature to this letter.

The Company and Purchaser each agree to use good faith efforts to negotiate and execute a Final Purchase Agreement within forty-five (45) days from the date of the last signature to this letter. While such negotiations are ongoing, the parties' only binding obligations are to (i) negotiate with each other in good faith; and (II) maintain the terms and conditions of this letter in strict confidence. In the event a Final Purchase Agreement has not been executed by both the Company and the Purchaser within forty-five (45) days from the date of the last signature hereto, this Agreement shall thereupon automatically cease, terminate and be of no further force and effect.

5.2     Governing  Law.    This  Agreement  and  the  legal  relations among the
        --------------
parties hereto shall be governed by and construed in accordance with the Internal substantive laws of the State of Nevada (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies,

5.3     Arbitration.    With  the  sole  exception  of  the  injunctive  relief
        -----------
contemplated  by  Section  9.11,  any  controversy  or  claim  arising out of or relating to this Agreement, or the making, performance or interpretation thereof, including without limitation alleged fraudulent Inducement thereof, shall be settled by binding arbitration in Las Vegas, Nevada, by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts located in the State of Nevada for this purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"PURCHASER"
GATEWAY DISTRIBUTORS, LTD.

By:                                      Date:
   -------------------------------------
Richard A. Bailey,
President / CEO


"COMPANY"
Marshall Distributing, LLC

By:
   -------------------------------------

                                         Date:
EMS  Business

Development  By:

              AGREEMENT BY AND BETWEEN GATEWAY DISTRIBUTORS LTD, A
                              NEVADA CORPORATION,
          AND NIELSEN AND PLANTE LLC, A UTAH LIMITED LIABILITY COMPANY

FOR CONSIDERATION OF SERVICES PERFORMED BY NIELSEN AND PLANTE LLC, GATEWAY DISTRIBUTORS LTD WILL DISTRIBUTE THE VALUE IN SHARES OF CAT-BAY INTERNATIONAL, INC. PREFERRED 6 RESTRICTED STOCK (THE "CBAY SHARES") BY THE FOLLOWING:

10 MILLION CBAY SHARES OF STOCK WILL BE VALUED ON THE FINAL DAY OF THE FOURTEENTH MONTH AFTER CLOSING THE MARSHALL DISTRIBUTING ASSET ACQUISITION. TO THE EXTENT THAT ANY OF THOSE SHARES WERE LIQUIDATED PREVIOUS TO THAT DATE, THE LIQUIDATION PROCEEDS OF THOSE SHARES SOLD WILL BE USED TO CALCULATE THE VALUE ON THE FINAL CLOSING DATE. TO THE ACCENT THAT ANY OF THE TEN MILLION SHARES ARE REMAINING ON THE FINAL CLOSE DATE, THEY WILL BE VALUED AT THE CLOSING PRICE ON THAT DATE, THE DIFFERENCE BETWEEN 60 CENTS PER SHARE AND 1,00 DOLLAR PER SHARE WILL BE DISTRIBUTED TO NIELSEN AND PLANTE LLC IN SHARES OF CBAY STOCK BASED UPON THE CLOSING MARKET PRICE ON THE FINAL CLOSE DATE, BECAUSE THE LIMITED MARKET FOR CBAY SHARES THE VALUE OF THE SHARES TO NIELSEN AND PLANTE WILL BE REALIZED VALUE WHEN SOLD.

          By:                                      Date:
             -------------------------------------
          Richard  A.  Bailey,
          President  /  CEO


                                              Date:
     President  /  CEO

Nielsen  and  Plante  LLC

     By:                                      Date:
        -------------------------------------
     Terry  Nielsen,

Managing  Member